PEOPLE

PROCESS

125%
945.3454
56
67%
241
86%
05
0 20 40 60 80 100 120 140
5.9223
75%

PLATFORM

NATIONAL STORAGE
AFFILIATES

PEOPLE. PROCESS. PLATFORM.
DRIVING GROWTH

FOURTH QUARTER 2023 EARNINGS RELEASE
& SUPPLEMENTAL FINANCIAL INFORMATION

Table of Contents

Page

1	Earnings Release

8	Consolidated Statements of Operations

9	Consolidated Balance Sheets

10	Schedule 1 - Funds From Operations and Core Funds From Operations

12	Schedule 2 - Other Non-GAAP Financial Measurements

13	Schedule 3 - Portfolio Summary

15	Schedule 4 - Debt and Equity Capitalization

17	Schedule 5 - Summarized Information for Unconsolidated Real Estate Ventures

18	Schedule 6 - Same Store Performance Summary By MSA

22	Schedule 7 - Same Store Operating Data - Trailing Five Quarters

23	Schedule 8 - Reconciliation of Same Store Data and Net Operating Income to Net Income

24	Schedule 9 - Selected Financial Information

25	Glossary

February 28, 2024
National Storage Affiliates Trust Reports Fourth Quarter and Full Year 2023 Results
GREENWOOD VILLAGE, Colo. - (BUSINESS WIRE) - National Storage Affiliates Trust ("NSA" or the "Company") (NYSE: NSA) today reported the Company’s fourth quarter and full year 2023 results.
Fourth Quarter 2023 Highlights
•Reported net income of $108.1 million for the fourth quarter of 2023, an increase of 114.5% compared to the fourth quarter of 2022. Reported diluted earnings per share of $0.72 for the fourth quarter of 2023 compared to $0.31 for the fourth quarter of 2022.
•Reported core funds from operations ("Core FFO") of $83.6 million, or $0.68 per share for the fourth quarter of 2023, a decrease of 4.2% per share compared to the fourth quarter of 2022.
•Reported a decrease in same store net operating income ("NOI") of 1.6% for the fourth quarter of 2023 compared to the same period in 2022, driven by a negligible increase in same store total revenues, which was more than offset by an increase of 4.8% in same store property operating expenses.
•Reported same store period-end occupancy of 86.0% as of December 31, 2023, a decrease of 410 basis points compared to December 31, 2022.
•Acquired two wholly-owned self storage properties for approximately $25.0 million during the fourth quarter of 2023. Consideration for these acquisitions included the issuance of $8.1 million of OP equity.
•As previously announced, issued $250.0 million of senior unsecured notes with a weighted average interest rate of 6.58% and a weighted average maturity of 5.8 years in a private placement with institutional investors.
•Repurchased 852,771 of the Company's common shares for approximately $27.4 million under the previously announced share repurchase program. Approved a new share repurchase program authorizing, but not obligating, the repurchase of up to $275.0 million of NSA's common shares of beneficial interest from time to time.
•Entered into an agreement to sell 71 wholly-owned self storage properties for approximately $540.0 million during the fourth quarter of 2023. 32 of the properties were sold in December 2023, while the remaining 39 properties are classified as held for sale as of December 31, 2023, of which 38 were sold in February 2024.
•Entered into a joint venture (the "2023 Joint Venture") agreement between a subsidiary of NSA (the "2023 JV NSA Member") and a state pension fund advised by Heitman Capital Management LLC (the "2023 JV Investor," together with the 2023 JV NSA Member, the "2023 JV Members"), to acquire and operate self storage properties. The 2023 Joint Venture agreement provides for equity capital contributions from the 2023 JV Members of up to $400 million over a twenty-four month period starting in December 2023, with the 2023 JV Investor holding a 75% ownership interest and the 2023 JV NSA Member holding a 25% ownership interest. A subsidiary of NSA will serve as the manager of the new venture. As of the date of this release, there have been no properties acquired by the 2023 Joint Venture.
Full Year 2023 Highlights
•Reported net income of $237.0 million for full year 2023, an increase of 29.0% compared to full year 2022. Reported diluted earnings per share of $1.48 for full year 2023 compared to $0.99 for full year 2022.
•Reported Core FFO of $343.4 million, or $2.69 per share for full year 2023, a decrease of 4.3% per share compared to full year 2022.
•Reported an increase in same store NOI of 1.6% for full year 2023 compared to full year 2022, driven by a 2.4% increase in same store total revenues partially offset by an increase of 4.7% in same store property operating expenses.

•Acquired 20 wholly-owned self storage properties for approximately $229.5 million during full year 2023. Consideration for these acquisitions included the net issuance of $113.2 million of 6.000% Series B Cumulative Redeemable Preferred Shares and $67.3 million of OP equity.
•Repurchased 8,836,639 of the Company's common shares for approximately $310.2 million under the previously announced share repurchase program.
Highlights Subsequent to Quarter-End
•Entered into a new joint venture (the "2024 Joint Venture") agreement between a subsidiary of NSA (the "2024 JV NSA Member") and a subsidiary of Heitman Capital Management LLC (the "2024 JV Investor" and together with the 2024 JV NSA Member, the "2024 JV Members"), with NSA as a 25% owner and the 2024 JV Investor as a 75% owner. NSA contributed 56 wholly-owned properties, which were classified as held for sale as of December 31, 2023, for approximately $346.5 million, to the 2024 Joint Venture. A subsidiary of NSA will serve as the manager of the 2024 Joint Venture. As a result of assets sold or held for sale at year-end, our 2023 same store pool has been reset to 724 stores.
•Through February 23, 2024, repurchased 2,479,388 of the Company's common shares for approximately $92.5 million under the previously announced share repurchase program.
•Repaid in full the outstanding borrowings under the revolving line of credit and $130.0 million of Term Loan Tranche B. After giving effect to these repayments, on a pro forma basis as of December 31, 2023, our remaining debt had a weighted average effective interest rate of 4.03% and a weighted average maturity of 5.34 years.
David Cramer, President and Chief Executive Officer, commented, “We are pleased with our results this quarter, as we balanced rate and occupancy to drive revenues, while remaining focused on cost efficiencies across our platform. Looking back at the full year, I’m very proud of our team’s focus on People, Process and Platform initiatives, which we believe will enhance our results going forward.”
Mr. Cramer further commented, “We’ve made significant progress on our strategic initiatives during the fourth quarter and thus far in 2024, including the sale of approximately $540 million of properties, the formation of two new joint ventures, the repurchase of approximately $120 million of common shares, and fully repaying our line of credit as of February 23, 2024. These key steps improve our portfolio quality and concentration, while putting us in an attractive position to take advantage of external growth opportunities as they arise.”

Financial Results

($ in thousands, except per share and unit data)	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Growth	2023	2022	Growth
Net income	$108,056	$50,377	114.5%	$236,988	$183,765	29.0%

Funds From Operations ("FFO")(1)	$83,369	$89,890	(7.3)%	$341,528	$353,893	(3.5)%
Add back acquisition costs	235	368	(36.1)%	1,659	2,745	(39.6)%
Add (Subtract) casualty-related expenses (recoveries)(2)	—	634	—%	(522)	6,388	(108.2)%
Add loss on early extinguishment of debt	—	—	—%	758	—	—%
Core FFO(1)	$83,604	$90,892	(8.0)%	$343,423	$363,026	(5.4)%

Earnings per share - basic	$0.77	$0.31	148.4%	$1.58	$0.99	59.6%
Earnings per share - diluted	$0.72	$0.31	132.3%	$1.48	$0.99	49.5%

FFO per share and unit(1)	$0.68	$0.70	(2.9)%	$2.67	$2.74	(2.6)%
Core FFO per share and unit(1)	$0.68	$0.71	(4.2)%	$2.69	$2.81	(4.3)%
(1) Non-GAAP financial measures, including FFO, Core FFO and NOI, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
(2) Casualty-related recoveries in 2023 relate to casualty-related expenses incurred during 2022.
Net income increased $57.7 million for the fourth quarter of 2023 and increased by $53.2 million for the year ended December 31, 2023 ("year-to-date") as compared to the same periods in 2022. The increases resulted primarily from a gain on the sale of 32 self storage properties during the fourth quarter of 2023 and additional NOI generated from the 20 wholly-owned self storage properties acquired during the year ended December 31, 2023, partially offset by increases in interest expense.
The decreases in FFO and Core FFO for the fourth quarter of 2023 and year-to-date were primarily the result of increases in interest expense of 31.2% and 50.2%, respectively, partially offset by an increase in NOI of 0.3% and 5.6%, respectively, as compared to the same periods in 2022.
Same Store Operating Results (724 Stores)

($ in thousands, except per square foot data)	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	Growth	2023	2022	Growth
Total revenues	$166,905	$166,832	—%	$670,527	$654,529	2.4%
Property operating expenses	43,932	41,902	4.8%	178,006	169,987	4.7%
Net Operating Income (NOI)	$122,973	$124,930	(1.6)%	$492,521	$484,542	1.6%
NOI Margin	73.7%	74.9%	(1.2)%	73.5%	74.0%	(0.5)%

Average Occupancy	87.2%	91.0%	(3.8)%	89.1%	93.1%	(4.0)%
Average Annualized Rental Revenue Per Occupied Square Foot	$16.05	$15.49	3.6%	$15.80	$14.89	6.1%

Year-over-year same store total revenues remained relatively consistent for the fourth quarter of 2023 and increased 2.4% year-to-date as compared to the same periods in 2022. The fourth quarter same store total revenue result was driven primarily by a 3.6% increase in average annualized rental revenue per occupied square foot offset by a 380 basis point decrease in average occupancy. The year-to-date increase was driven primarily by a 6.1% increase in average annualized rental revenue per occupied square foot, partially offset by a 400 basis point decrease in average occupancy. Markets which generated above portfolio average same store total revenue growth include: Riverside-San Bernardino, Atlanta, and Oklahoma City. Markets which generated below portfolio average same store total revenue growth include: Phoenix, New Orleans and Las Vegas.
Year-over-year same store property operating expenses increased 4.8% for the fourth quarter of 2023 and 4.7% year-to-date as compared to the same periods in 2022. The increases primarily resulted from increases in marketing, insurance, and property tax expense offset by a decrease in personnel costs.
Disposition and Investment Activity
During the fourth quarter, NSA invested $25.0 million in the acquisition of two wholly-owned self storage properties consisting of approximately 113,000 rentable square feet configured in approximately 900 storage units. Total consideration for these acquisitions included approximately $17.0 million of net cash, $4.0 million of subordinated performance units, $3.8 million of 6.000% Series A-1 cumulative redeemable preferred units and $0.2 million of LTIP units.
During the fourth quarter, NSA entered into an agreement to sell 71 wholly-owned self storage properties consisting of approximately 4.4 million rentable square feet configured in approximately 34,000 storage units for approximately $540.0 million, before disposition costs and credits (the "Portfolio Sale"). The agreement provides for separate disposition dates with 32 self storage properties, consisting of approximately 2.0 million rentable square feet configured in approximately 16,000 storage units for approximately $263.2 million, sold in December 2023, and 39 self storage properties, consisting of approximately 2.4 million rentable square feet configured in approximately 18,000 storage units for approximately $266.8 million, to be sold in 2024, of which 38 were sold in February.
During the fourth quarter, NSA entered into an agreement to form the 2024 Joint Venture with the 2024 JV Investor. On February 13, 2024, NSA contributed to the 2024 Joint Venture 56 self storage properties located across seven states, consisting of approximately 3.2 million rentable square feet configured in over 24,000 storage units for approximately $346.5 million. The 2024 Joint Venture was capitalized with approximately $140.8 million in equity (approximately $35.2 million from NSA in exchange for a 25% ownership interest and approximately $105.6 million from the 2024 JV Investor in exchange for a 75% ownership interest) and proceeds from a $210.0 million interest-only secured debt financing with an interest rate of 6.05% per annum and a term of five years. All of the properties in the 2024 Joint Venture will continue to be operated by NSA's management platform.
The Portfolio Sale and 2024 Joint Venture contribution generated aggregate net proceeds to NSA of approximately $835 million, which NSA used to fully pay down its revolving line of credit and $130.0 million of Term Loan Tranche B and for general corporate purposes.
Balance Sheet
During the fourth quarter, NSA repurchased 852,771 of its common shares for approximately $27.4 million under the previously announced share repurchase program. For the full year 2023, the Company repurchased 8,836,639 shares for approximately $310.2 million. On December 1, 2023, NSA approved a new share repurchase program authorizing, but not obligating, the repurchase of up to $275.0 million of its common shares of beneficial interest from time to time. NSA expects to acquire the common shares through open market or privately negotiated transactions. The timing and amount of repurchase transactions, if any, will be determined by NSA's management based on its evaluation of market conditions, share price, legal requirements and other factors.
Common Share Dividends
On November 8, 2023, NSA's Board of Trustees declared a quarterly cash dividend of $0.56 per common share, representing a 1.8% increase from the fourth quarter 2022. The fourth quarter 2023 dividend was paid on December 29, 2023 to shareholders of record as of December 15, 2023.
For full year 2023, NSA's Board of Trustees declared cash dividends of $2.23 per common share, representing a 3.7% increase from 2022.

2024 Guidance
The following table outlines NSA's Core FFO per share guidance estimates and related assumptions for the year ended December 31, 2024.

	Ranges for Full Year 2024		Actual Results for Full Year 2023
	Low	High
Core FFO per share(1)	$2.40	$2.56	$2.69

Same store operations(2)
Total revenue growth	(4.0)%	0.0%	2.4%
Property operating expenses growth	3.0%	5.0%	4.7%
NOI growth	(6.0)%	(2.0)%	1.6%

General and administrative expenses
General and administrative expenses (excluding equity-based compensation), in millions	$54.5	$56.5	$52.6
Equity-based compensation, in millions	$7.25	$7.75	$6.7

Management fees and other revenue, in millions	$32.0	$34.0	$34.4
Core FFO from unconsolidated real estate ventures, in millions	$23.5	$25.5	$24.6

Subordinated performance unit distributions, in millions	$40.0	$44.0	$49.0

Acquisitions of self storage properties, in millions	$100.0	$300.0	$229.5

	Ranges for Full Year 2024
	Low	High
Earnings per share - diluted	$1.43	$1.59
Impact of the difference in weighted average number of shares and GAAP accounting for noncontrolling interests, two-class method and treasury stock method	0.08	0.02
Add real estate depreciation and amortization, including NSA's share of unconsolidated venture real estate depreciation and amortization	1.73	1.83
FFO attributable to subordinated unitholders	(0.34)	(0.38)
Less gain on sale of self storage properties	(0.51)	(0.51)
Add acquisition costs and NSA's share of unconsolidated real estate venture acquisition costs	0.01	0.01
Core FFO per share and unit	$2.40	$2.56

(1) The table above provides a reconciliation of the range of estimated earnings per share - diluted to estimated Core FFO per share and unit.
(2) 2024 guidance reflects NSA's 2024 same store pool comprising 776 stores. 2023 actual results reflect NSA's 2023 same store pool comprising 724 stores.
Supplemental Financial Information
The full text of this earnings release and supplemental financial information, including certain financial information referenced in this release, are available on NSA's website at http://ir.nationalstorageaffiliates.com/quarterly-reporting and as exhibit 99.1 to the Company's Form 8-K furnished to the SEC on February 28, 2024.

Non-GAAP Financial Measures & Glossary
This press release contains certain non-GAAP financial measures. These non-GAAP measures are presented because NSA's management believes these measures help investors understand NSA's business, performance and ability to earn and distribute cash to its shareholders by providing perspectives not immediately apparent from net income (loss). These measures are also frequently used by securities analysts, investors and other interested parties. The presentations of FFO, Core FFO and NOI in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, NSA's method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as NSA. These measures, and other words and phrases used herein, are defined in the Glossary in the supplemental financial information and, where appropriate, reconciliations of these measures and other non-GAAP financial measures to their most directly comparable GAAP measures are included in the Schedules to this press release and in the supplemental financial information.
Quarterly Teleconference and Webcast
The Company will host a conference call at 1:00 pm Eastern Time on Thursday, February 29, 2024 to discuss its fourth quarter 2023 financial results. At the conclusion of the call, management will accept questions from certified financial analysts. All other participants are encouraged to listen to a webcast of the call by accessing the link found on the Company's website at www.nationalstorageaffiliates.com.
Conference Call and Webcast:
Date/Time: Thursday, February 29, 2024, 1:00 pm ET
Webcast available at: www.nationalstorageaffiliates.com
Domestic (Toll Free US & Canada): 877.407.9711
International: 412.902.1014
A replay of the webcast will be available for 30 days on NSA's website at www.nationalstorageaffiliates.com.
Upcoming Industry Conference
NSA management is scheduled to participate in Citi's 2024 Global Property CEO Conference on March 3 - 6, 2024 in Hollywood, Florida.

About National Storage Affiliates Trust
National Storage Affiliates Trust is a real estate investment trust headquartered in Greenwood Village, Colorado, focused on the ownership, operation and acquisition of self storage properties predominantly located within the top 100 metropolitan statistical areas throughout the United States. As of December 31, 2023, the Company held ownership interests in and operated 1,050 self storage properties, located in 42 states and Puerto Rico with approximately 68.6 million rentable square feet, which excludes 39 self storage properties classified as held for sale to be sold to a third party. NSA is one of the largest owners and operators of self storage properties among public and private companies in the United States. For more information, please visit the Company’s website at www.nationalstorageaffiliates.com. NSA is included in the MSCI US REIT Index (RMS/RMZ), the Russell 1000 Index of Companies and the S&P MidCap 400 Index.

NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. Changes in any circumstances may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. When used in this release, the words "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company's industry, interest rates, inflation, the debt and lending markets or the general economy; the Company's business and investment strategy; the acquisition of properties, including those under contract and the Company's ability to execute on its acquisition pipeline; the timing of acquisitions under contract; the internalization of retiring participating regional operators ("PROs") into the Company; and the Company's guidance estimates for the year ended December 31, 2024. For a further list and description of such risks and uncertainties, see the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission, and the other documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Contact:
National Storage Affiliates Trust
Investor/Media Relations
George Hoglund, CFA
Vice President - Investor Relations
720.630.2160
ghoglund@nsareit.net

National Storage Affiliates Trust
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
REVENUE
Rental revenue	$198,693	$195,985	$793,966	$748,814
Other property-related revenue	7,502	6,224	29,686	25,131
Management fees and other revenue	9,217	6,513	34,411	27,624
Total revenue	215,412	208,722	858,063	801,569
OPERATING EXPENSES
Property operating expenses	56,828	53,347	228,986	211,025
General and administrative expenses	14,956	15,345	59,281	59,311
Depreciation and amortization	53,988	57,564	221,993	233,158
Other	2,577	1,186	11,108	8,537
Total operating expenses	128,349	127,442	521,368	512,031
OTHER INCOME (EXPENSE)
Interest expense	(45,441)	(34,633)	(166,147)	(110,599)
Loss on early extinguishment of debt	—	—	(758)	—
Equity in earnings of unconsolidated real estate ventures	2,084	2,155	7,553	7,745
Acquisition costs	(235)	(368)	(1,659)	(2,745)
Non-operating expense	(590)	(352)	(1,016)	(951)
Gain on sale of self storage properties	63,910	3,332	63,910	5,466
Other income (expense), net	19,728	(29,866)	(98,117)	(101,084)
Income before income taxes	106,791	51,414	238,578	188,454
Income tax benefit (expense)	1,265	(1,037)	(1,590)	(4,689)
Net income	108,056	50,377	236,988	183,765
Net income attributable to noncontrolling interests	(39,031)	(19,117)	(80,319)	(80,028)
Net income attributable to National Storage Affiliates Trust	69,025	31,260	156,669	103,737
Distributions to preferred shareholders	(5,110)	(3,382)	(19,019)	(13,425)
Net income attributable to common shareholders	$63,915	$27,878	$137,650	$90,312

Earnings per share - basic	$0.77	$0.31	$1.58	$0.99
Earnings per share - diluted	$0.72	$0.31	$1.48	$0.99

Weighted average shares outstanding - basic	82,642	90,627	86,846	91,239
Weighted average shares outstanding - diluted	141,319	90,627	146,023	91,239

National Storage Affiliates Trust
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	December 31,	December 31,
	2023	2022
ASSETS
Real estate
Self storage properties	$5,792,174	$6,391,572
Less accumulated depreciation	(874,359)	(772,661)
Self storage properties, net	4,917,815	5,618,911
Cash and cash equivalents	64,980	35,312
Restricted cash	22,713	6,887
Debt issuance costs, net	8,442	1,393
Investment in unconsolidated real estate ventures	211,361	227,441
Other assets, net	134,002	156,228
Assets held for sale, net	550,199	—
Operating lease right-of-use assets	22,299	23,835
Total assets	$5,931,811	$6,070,007
LIABILITIES AND EQUITY
Liabilities
Debt financing	$3,658,205	$3,551,179
Accounts payable and accrued liabilities	92,766	80,377
Interest rate swap liabilities	3,450	483
Operating lease liabilities	24,195	25,741
Deferred revenue	27,354	23,213
Total liabilities	3,805,970	3,680,993
Equity
Series A Preferred shares of beneficial interest, par value $0.01 per share. 50,000,000 authorized, 9,017,588 and 9,017,588 issued and outstanding at December 31, 2023 and December 31, 2022, respectively, at liquidation preference	225,439	225,439
Series B Preferred shares of beneficial interest, par value $0.01 per share. 7,000,000 authorized, 5,668,128 issued and outstanding at December 31, 2023 at liquidation preference	115,212	—
Common shares of beneficial interest, par value $0.01 per share. 250,000,000 shares authorized, 82,285,995 and 89,842,145 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	823	898
Additional paid-in capital	1,509,563	1,777,984
Distributions in excess of earnings	(449,907)	(396,650)
Accumulated other comprehensive income	21,058	40,530
Total shareholders' equity	1,422,188	1,648,201
Noncontrolling interests	703,653	740,813
Total equity	2,125,841	2,389,014
Total liabilities and equity	$5,931,811	$6,070,007

Supplemental Schedule 1

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Net Income to FFO and Core FFO

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$108,056	$50,377	$236,988	$183,765
Add (subtract):
Real estate depreciation and amortization	53,659	57,227	220,737	231,870
Company's share of unconsolidated real estate venture real estate depreciation and amortization	4,011	4,461	17,083	17,072
Gain on sale of self storage properties	(63,910)	(3,332)	(63,910)	(5,466)
Distributions to preferred shareholders and unitholders	(5,572)	(3,653)	(20,330)	(14,510)
FFO attributable to subordinated performance unitholders(1)	(12,875)	(15,190)	(49,040)	(58,838)
FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	83,369	89,890	341,528	353,893
Add:
Acquisition costs	235	368	1,659	2,745
Casualty-related expenses (recoveries)(2)	—	634	(522)	6,388
Loss on early extinguishment of debt	—	—	758	—
Core FFO attributable to common shareholders, OP unitholders, and LTIP unitholders	$83,604	$90,892	$343,423	$363,026

Weighted average shares and units outstanding - FFO and Core FFO:(3)
Weighted average shares outstanding - basic	82,642	90,627	86,846	91,239
Weighted average restricted common shares outstanding	23	25	25	27
Weighted average OP units outstanding	37,701	35,601	38,302	35,421
Weighted average DownREIT OP unit equivalents outstanding	2,120	1,925	2,120	1,925
Weighted average LTIP units outstanding	577	476	553	514
Total weighted average shares and units outstanding - FFO and Core FFO	123,063	128,654	127,846	129,126

FFO per share and unit	$0.68	$0.70	$2.67	$2.74
Core FFO per share and unit	$0.68	$0.71	$2.69	$2.81

(1) Amounts represent distributions declared for subordinated performance unitholders and DownREIT subordinated performance unitholders for the periods presented.
(2) Casualty-related recoveries relate to casualty-related expenses incurred during 2022 and are recorded in the line item "Other" within operating expenses in our consolidated statements of operations.
(3) NSA combines OP units and DownREIT OP units with common shares because, after the applicable lock-out periods, OP units in the Company's operating partnership are redeemable for cash or, at NSA's option, exchangeable for common shares on a one-for-one basis and DownREIT OP units are also redeemable for cash or, at NSA's option, exchangeable for OP units in the Company's operating partnership on a one-for-one basis, subject to certain adjustments in each case. Subordinated performance units, DownREIT subordinated performance units and LTIP units may also, under certain circumstances, be convertible into or exchangeable for common shares (or other units that are convertible into or exchangeable for common shares). See footnote(4) for additional discussion of subordinated performance units, DownREIT subordinated performance units, and LTIP units in the calculation of FFO and Core FFO per share and unit.

Supplemental Schedule 1 (continued)

Funds From Operations and Core Funds From Operations
(in thousands, except per share and unit amounts) (unaudited)

Reconciliation of Earnings Per Share - Diluted to FFO and Core FFO Per Share and Unit

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Earnings per share - diluted	$0.72	$0.31	$1.48	$0.99
Impact of the difference in weighted average number of shares(4)	0.11	(0.08)	0.23	(0.28)
Impact of GAAP accounting for noncontrolling interests, two-class method and treasury stock method(5)	—	0.15	—	0.62
Add real estate depreciation and amortization	0.44	0.44	1.73	1.79
Add Company's share of unconsolidated real estate venture real estate depreciation and amortization	0.03	0.03	0.13	0.13
Subtract gain on sale of self storage properties	(0.52)	(0.03)	(0.52)	(0.05)
FFO attributable to subordinated performance unitholders	(0.10)	(0.12)	(0.38)	(0.46)
FFO per share and unit	0.68	0.70	2.67	2.74
Add acquisition costs	—	—	0.01	0.02
Add casualty-related expenses	—	0.01	—	0.05
Add loss on early extinguishment of debt	—	—	0.01	—
Core FFO per share and unit	$0.68	$0.71	$2.69	$2.81

(4) Adjustment accounts for the difference between the weighted average number of shares used to calculate diluted earnings per share and the weighted average number of shares used to calculate FFO and Core FFO per share and unit. Diluted earnings per share is calculated using the two-class method for the company's restricted common shares and the treasury stock method for certain unvested LTIP units, and assumes the conversion of vested LTIP units into OP units on a one-for-one basis and the hypothetical conversion of subordinated performance units, and DownREIT subordinated performance units into OP units, even though such units may only be convertible into OP units (i) after a lock-out period and (ii) upon certain events or conditions. For additional information about the conversion of subordinated performance units and DownREIT subordinated performance units into OP units, see Note 10 to the Company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The computation of weighted average shares and units for FFO and Core FFO per share and unit includes all restricted common shares and LTIP units that participate in distributions and excludes all subordinated performance units and DownREIT subordinated performance units because their effect has been accounted for through the allocation of FFO to the related unitholders based on distributions declared.

(5) Represents the effect of adjusting the numerator to consolidated net income (loss) prior to GAAP allocations for noncontrolling interests, after deducting preferred share and unit distributions, and before the application of the two-class method and treasury stock method, as described in footnote(4).

Supplemental Schedule 2

Other Non-GAAP Financial Measurements
(dollars in thousands) (unaudited)

Net Operating Income

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$108,056	$50,377	$236,988	$183,765
(Subtract) add:
Management fees and other revenue	(9,217)	(6,513)	(34,411)	(27,624)
General and administrative expenses	14,956	15,345	59,281	59,311
Other	2,577	1,186	11,108	8,537
Depreciation and amortization	53,988	57,564	221,993	233,158
Interest expense	45,441	34,633	166,147	110,599
Equity in earnings of unconsolidated real estate ventures	(2,084)	(2,155)	(7,553)	(7,745)
Loss on early extinguishment of debt	—	—	758	—
Acquisition costs	235	368	1,659	2,745
Income tax (benefit) expense	(1,265)	1,037	1,590	4,689
Gain on sale of self storage properties	(63,910)	(3,332)	(63,910)	(5,466)
Non-operating expense	590	352	1,016	951
Net Operating Income	$149,367	$148,862	$594,666	$562,920

EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$108,056	$50,377	$236,988	$183,765
Add:
Depreciation and amortization	53,988	57,564	221,993	233,158
Company's share of unconsolidated real estate venture depreciation and amortization	4,011	4,461	17,083	17,072
Interest expense	45,441	34,633	166,147	110,599
Income tax (benefit) expense	(1,265)	1,037	1,590	4,689
Loss on early extinguishment of debt	—	—	758	—
EBITDA	210,231	148,072	644,559	549,283
Add (subtract):
Acquisition costs	235	368	1,659	2,745
Gain on sale of self storage properties	(63,910)	(3,332)	(63,910)	(5,466)
Casualty related expenses (recoveries)	—	634	(522)	6,388
Equity-based compensation expense	1,651	1,588	6,679	6,258
Adjusted EBITDA	$148,207	$147,330	$588,465	$559,208

Supplemental Schedule 3

Portfolio Summary
As of December 31, 2023
(dollars in thousands) (unaudited)

Wholly-Owned Store Data by State (Consolidated)					Total Operated Store Data by State (Consolidated & Unconsolidated)

State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End	State/Territories	Stores	Units	Rentable Square Feet	Occupancy at Period End
Texas	172	79,045	10,986,692	87.3%	Texas	194	93,190	12,684,470	87.5%
California	87	52,410	6,629,212	84.8%	Florida	103	58,978	6,691,789	84.9%
Florida	76	43,946	4,975,310	85.7%	California	99	59,058	7,408,554	84.9%
Oregon	70	29,217	3,657,543	84.0%	Georgia	72	33,809	4,610,495	82.2%
Georgia	50	22,173	3,022,988	81.8%	Oregon	70	29,217	3,657,543	84.0%
Arizona	34	18,858	2,175,802	84.2%	Oklahoma	39	17,619	2,450,097	86.2%
North Carolina	34	16,758	2,097,487	85.6%	Arizona	36	19,862	2,285,907	83.6%
Oklahoma	33	15,300	2,143,482	86.2%	North Carolina	34	16,758	2,097,487	85.6%
Louisiana	25	11,450	1,388,385	83.7%	Ohio	27	14,878	1,853,364	85.1%
Pennsylvania	22	10,435	1,296,060	87.1%	Louisiana	25	11,450	1,388,385	83.7%
Colorado	22	9,488	1,197,510	85.3%	Alabama	25	11,553	1,733,152	81.9%
Washington	19	6,633	871,169	82.7%	Michigan	25	15,930	2,017,998	86.7%
Puerto Rico	15	12,852	1,388,637	92.9%	Pennsylvania	25	12,069	1,456,830	87.0%
Nevada	15	7,557	962,182	86.8%	Colorado	22	9,488	1,197,510	85.3%
New Hampshire	15	7,117	888,611	89.7%	Kansas	21	7,773	1,069,951	88.6%
Kansas	14	4,924	670,702	88.0%	New Jersey	20	13,532	1,605,926	84.4%
Indiana	12	6,533	828,453	83.6%	Tennessee	20	10,249	1,311,184	87.0%
Alabama	11	6,036	907,914	77.8%	Washington	19	6,633	871,169	82.7%
New Mexico	10	5,500	716,307	86.8%	Nevada	19	9,175	1,214,695	86.2%
Other(1)	73	40,321	5,085,675	82.7%	Indiana	19	9,824	1,287,258	83.6%
Total(2)	809	406,553	51,890,121	85.3%	Puerto Rico	15	12,852	1,388,637	92.9%
					Massachusetts	15	11,058	1,210,726	85.1%
					New Hampshire	15	7,117	888,611	89.7%
					Minnesota	12	5,727	732,395	83.4%
					Illinois	10	6,763	728,208	83.5%
					New Mexico	10	5,500	716,307	86.8%
					Other(3)	59	31,634	4,052,267	82.6%
					Total(4)	1,050	541,696	68,610,915	85.3%

(1) Other states in NSA's wholly-owned portfolio as of December 31, 2023 include Arkansas, Connecticut, Idaho, Illinois, Iowa, Kentucky, Maryland, Massachusetts, Minnesota, Missouri, Montana, New Jersey, New York, Ohio, South Carolina, Tennessee, Utah, Virginia, Wisconsin and Wyoming.

(2) Excludes self storage properties classified as held for sale consisting of (i) 39 stores, comprising approximately 2.4 million rentable square feet, configured in approximately 18,000 storage units to be sold in 2024 and (ii) 56 stores, comprising approximately 3.2 million square feet, configured in approximately 24,000 storage units that were contributed to the 2024 Joint Venture in 2024.

(3) Other states in NSA's operated portfolio as of December 31, 2023 include Arkansas, Connecticut, Delaware, Idaho, Iowa, Kentucky, Maryland, Mississippi, Montana, New York, Rhode Island, South Carolina, Utah, Virginia, Wisconsin and Wyoming.

(4) Excludes self storage properties classified as held for sale consisting of 39 stores, comprising approximately 2.4 million rentable square feet, configured in approximately 18,000 storage units to be sold in 2024 but still includes the 56 stores that were contributed to 2024 Joint Venture in 2024.

Supplemental Schedule 3 (continued)

Portfolio Summary
(dollars in thousands) (unaudited)

2023 Acquisition Activity

Self Storage Properties Acquired During the Quarter Ended:(3)				Summary of Investment
	Stores	Units	Rentable Square Feet	Cash and Acquisition Costs	Value of Equity	Other Liabilities / (Other Assets)	Total

March 31, 2023	16	7,877	960,042	$9,920	$150,531	$85	$160,536
June 30, 2023(5)	—	521	81,560	8,167	5,577	34	13,778
September 30, 2023	2	1,136	144,193	13,666	16,370	78	30,114
December 31, 2023	2	945	113,069	16,972	8,062	(12)	25,022
Total Acquisitions(6)	20	10,479	1,298,864	$48,725	$180,540	$185	$229,450

2023 Disposition & Divestiture Activity

Dispositions Closed During the Quarter Ended:	Stores	Units	Rentable Square Feet	Proceeds
December 31, 2023(7)	32	15,760	2,010,689	$262,302

Self Storage Properties Held for Sale at Year End:	Stores	Units	Rentable Square Feet	Sales Price
Self Storage Properties to be sold to 3rd Party	39	17,610	2,417,135	$266,809
Self Storage Properties to be contributed to Joint Venture	56	24,015	3,227,743	346,500
Total Held for Sale Properties(8)	95	41,625	5,644,878	$613,309

(5) The self storage properties acquired by NSA during the quarter ended June 30, 2023 were combined with two existing properties owned by NSA and are being operated together with such properties.
(6) NSA acquired self storage properties located in Arizona (1), California (1), Florida (15), Nevada (1), Puerto Rico (1) and Texas (1).
(7) NSA disposed of self storage properties located in Alabama (4), Florida (3), Georgia (10), Mississippi (1), North Carolina (7), South Carolina (4), Tennessee (2) and Virginia (1) in 2023.
(8) NSA held for sale self storage properties are located in Georgia (11), Illinois (4), Indiana (9), Kansas (9), Louisiana (6), Missouri (9), Mississippi (3), Ohio (12), South Carolina (1), Tennessee (6) and Texas (25).

Supplemental Schedule 4

Debt and Equity Capitalization									BBB+ Rated
As of December 31, 2023									(with Stable Outlook)
(unaudited)									by Kroll Bond Rating Agency

Debt Summary (dollars in thousands)

	Effective Interest Rate(1)	Basis of Rate	Maturity Date	2024	2025	2026	2027	2028	2029	2030	Thereafter	Total
Credit Facility:
Revolving line of credit(2)	6.71%	Variable(3)	January 2027	$—	$—	$—	$381,000	$—	$—	$—	$—	$381,000
Term loan - Tranche B(2)	3.28%	Swapped To Fixed(4)	July 2024	275,000	—	—	—	—	—	—	—	275,000
Term loan - Tranche C	4.07%	Swapped To Fixed(4)	January 2025	—	325,000	—	—	—	—	—	—	325,000
Term loan - Tranche D	4.05%	Swapped To Fixed	July 2026	—	—	275,000	—	—	—	—	—	275,000
Term loan - Tranche E	4.93%	Swapped To Fixed(4)	March 2027	—	—	—	130,000	—	—	—	—	130,000
Term loan facility - 2028	4.62%	Swapped To Fixed	December 2028	—	—	—	—	75,000	—	—	—	75,000
Term loan facility - April 2029	4.27%	Swapped To Fixed	April 2029	—	—	—	—	—	100,000	—	—	100,000
Term loan facility - June 2029	5.37%	Swapped To Fixed	June 2029	—	—	—	—	—	285,000	—	—	285,000
May 2026 Senior Unsecured Notes	2.16%	Fixed	May 2026	—	—	35,000	—	—	—	—	—	35,000
October 2026 Senior Unsecured Notes	6.46%	Fixed	October 2026	—	—	65,000	—	—	—	—	—	65,000
July 2028 Senior Unsecured Notes	5.75%	Fixed	July 2028	—	—	—	—	120,000	—	—	—	120,000
October 2028 Senior Unsecured Notes	6.55%	Fixed	October 2028	—	—	—	—	100,000	—	—	—	100,000
2029 Senior Unsecured Notes	3.98%	Fixed	August 2029	—	—	—	—	—	100,000	—	—	100,000
August 2030 Senior Unsecured Notes	2.99%	Fixed	August 2030	—	—	—	—	—	—	150,000	—	150,000
October 2030 Senior Unsecured Notes	6.66%	Fixed	October 2030	—	—	—	—	—	—	35,000	—	35,000
November 2030 Senior Unsecured Notes	2.72%	Fixed	November 2030	—	—	—	—	—	—	75,000	—	75,000
May 2031 Senior Unsecured Notes	3.00%	Fixed	May 2031	—	—	—	—	—	—	—	90,000	90,000
August 2031 Senior Unsecured Notes	4.08%	Fixed	August 2031	—	—	—	—	—	—	—	50,000	50,000
November 2031 Senior Unsecured Notes	2.81%	Fixed	November 2031	—	—	—	—	—	—	—	175,000	175,000
August 2032 Senior Unsecured Notes	3.09%	Fixed	August 2032	—	—	—	—	—	—	—	100,000	100,000
November 2032 Senior Unsecured Notes	5.06%	Fixed	November 2032	—	—	—	—	—	—	—	200,000	200,000
May 2033 Senior Unsecured Notes	3.10%	Fixed	May 2033	—	—	—	—	—	—	—	55,000	55,000
October 2033 Senior Unsecured Notes	6.73%	Fixed	October 2033	—	—	—	—	—	—	—	50,000	50,000
November 2033 Senior Unsecured Notes	2.96%	Fixed	November 2033	—	—	—	—	—	—	—	125,000	125,000
2036 Senior Unsecured Notes	3.06%	Fixed	November 2036	—	—	—	—	—	—	—	75,000	75,000
Fixed rate mortgages payable	3.61%	Fixed	April 2024 - October 2031	19,908	—	—	84,900	88,000	—	—	29,949	222,757
Total Principal/Weighted Average	4.40%		4.9 years	$294,908	$325,000	$375,000	$595,900	$383,000	$485,000	$260,000	$949,949	$3,668,757
Weighted average effective interest rate of maturing debt				3.35%	4.07%	4.29%	5.96%	5.05%	4.86%	3.41%	3.70%
Unamortized debt issuance costs and debt premium, net												(10,552)
Total Debt												$3,658,205

(1) Effective interest rate incorporates the stated rate plus the impact of interest rate cash flow hedges and discount and premium amortization, if applicable.
(2) NSA may, at its election, extend the maturity dates of the revolving line of credit and Tranche B term loan to January 2028 and January 2025, respectively, subject to meeting customary conditions and payment of an extension fee.

(3) For the $950 million revolving line of credit, the effective interest rate is calculated based on Daily Simple SOFR plus an applicable margin of 1.30% and a SOFR Index Adjustment of .10%, and excludes fees which range from 0.15% to 0.20% for unused borrowings.

(4) $25.0 million of Tranche B, $100.0 million of Tranche C, and $5.0 million of Tranche E are subject to variable interest rates, which is reflected in the effective interest rate.

Supplemental Schedule 4 (continued)
Debt and Equity Capitalization
As of December 31, 2023
(unaudited)

Debt Ratios

	Covenant	Amount
Net Debt to Annualized Current Quarter Adjusted EBITDA	n/a	6.1x
Trailing Twelve Month Fixed Charge Coverage Ratio	> 1.5x	3.0x
Total Leverage Ratio	< 60.0%	41.6%

Preferred Shares and Units

	Outstanding
6.000% Series A cumulative redeemable preferred shares of beneficial interest	9,017,588
6.000% Series B cumulative redeemable preferred shares of beneficial interest(5)	4,608,445
6.000% Series A-1 cumulative redeemable preferred units	1,212,340

Common Shares and Units

	Outstanding	If Converted
Common shares of beneficial interest	82,264,593	82,264,593
Restricted common shares	21,402	21,402
Total shares outstanding	82,285,995	82,285,995
Operating partnership units	37,635,683	37,635,683
DownREIT operating partnership unit equivalents	2,120,491	2,120,491
Total operating partnership units	39,756,174	39,756,174
Long-term incentive plan units(6)	577,532	577,532
Total shares and Class A equivalents outstanding	122,619,701	122,619,701
Subordinated performance units(7)	7,991,271	12,386,470
DownREIT subordinated performance unit equivalents(7)	4,133,474	6,406,885
Total subordinated partnership units	12,124,745	18,793,355
Total common shares and units outstanding	134,744,446	141,413,056

(5) We have reflected 4,608,445 Series B Preferred Shares herein, which corresponds to the $115.2 million liquidation preference reflected on the balance sheet at December 31, 2023, although the Company’s balance sheet describes 5,668,128 Series B Preferred Shares issued and outstanding at December 31, 2023. As part of a March 16, 2023 property acquisition of 15 properties from an affiliate of Personal Mini, the Company recorded a $26.1 million promissory note receivable from the Personal Mini affiliate, and the affiliate of Personal Mini used the loan proceeds to acquire $26.1 million of subordinated performance units. The promissory note bears interest at a rate equivalent to the dividends paid on 1,059,683 Series B Preferred Shares. As a result of these agreements, in accordance with GAAP, the $26.1 million promissory note receivable, interest income on the promissory note receivable, $26.1 million of Series B Preferred Shares value, and dividends on such Series B Preferred Shares have been offset for presentation purposes in the accompanying consolidated balance sheets and consolidated statements of operations.

(6) Balances exclude 208,400 long-term incentive plan ("LTIP") units which only vest and participate in dividend distributions upon the future contribution of properties from the PROs.
(7) If converted balance assumes that each subordinated performance unit (including each DownREIT subordinated performance unit) is convertible into OP units, notwithstanding the two-year lock-out period on conversions for certain series of subordinated performance units, and that each subordinated performance unit would on average convert on a hypothetical basis into an estimated 1.55 OP units based on historical financial information for the trailing twelve months ended December 31, 2023. The hypothetical conversions are calculated by dividing the average cash available for distribution, or CAD, per subordinated performance unit by 110% of the CAD per OP unit over the same period. The Company anticipates that as CAD grows over time, the conversion ratio will also grow, including to levels that may exceed these amounts.

Supplemental Schedule 5

Summarized Information for Unconsolidated Real Estate Ventures
(dollars in thousands) (unaudited)
Combined Balance Sheet Information

Total Ventures at 100%(1)	December 31, 2023	December 31, 2022
ASSETS
Self storage properties, net	$1,831,110	$1,891,203
Other assets	37,826	36,873
Total assets	$1,868,936	$1,928,076
LIABILITIES AND EQUITY
Debt financing	$1,003,223	$1,002,301
Other liabilities	28,333	23,808
Equity	837,380	901,967
Total liabilities and equity	$1,868,936	$1,928,076

Combined Operating Information

	Three Months Ended December 31, 2023		Year Ended December 31, 2023
	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)	Total Ventures at 100%(1)	NSA Proportionate Share (Ventures at 25%)(2)
Total revenue	$52,866	$13,217	$214,292	$53,573
Property operating expenses	14,494	3,624	59,740	14,935
Net operating income	38,372	9,593	154,552	38,638
Supervisory, administrative and other expenses	(3,492)	(873)	(14,146)	(3,537)
Depreciation and amortization	(16,043)	(4,011)	(68,333)	(17,083)
Interest expense	(10,418)	(2,605)	(41,665)	(10,416)
Acquisition and other expenses	(149)	(37)	(459)	(115)
Net income	$8,270	$2,067	$29,949	$7,487
Add (subtract):
Equity in earnings adjustments related to amortization of basis differences		17		66
Company's share of unconsolidated real estate venture real estate depreciation and amortization		4,011		17,083
Company's share of FFO and Core FFO from unconsolidated real estate ventures		$6,095		$24,636

(1) Values represent entire unconsolidated real estate ventures at 100%, not NSA's proportionate share. NSA's ownership in each of the unconsolidated real estate ventures is 25%.
(2) NSA's proportionate share of its unconsolidated real estate ventures is derived by applying NSA's 25% ownership interest to each line item in the GAAP financial statements of the unconsolidated real estate ventures to calculate NSA's share of that line item. NSA believes this information offers insights into the financial performance of the Company, although the presentation of such information, and its combination with NSA's consolidated results, may not accurately depict the legal and economic implications of holding a noncontrolling interest in the unconsolidated real estate ventures. The operating agreements of the unconsolidated real estate ventures provide for the distribution of net cash flow to the unconsolidated real estate ventures' investors no less than monthly, generally in proportion to the investors’ respective ownership interests, subject to a promoted distribution to NSA upon the achievement of certain performance benchmarks by the non-NSA investor.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2023 compared to Three Months Ended December 31, 2022

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	4Q 2023	4Q 2022	Growth	4Q 2023	4Q 2022	Growth	4Q 2023	4Q 2022	Growth	4Q 2023	4Q 2022	Growth
Portland-Vancouver-Hillsboro, OR-WA	50	$10,427	$10,454	(0.3)%	$2,591	$2,421	7.0%	$7,836	$8,033	(2.5)%	75.2%	76.8%	(1.6)%
Riverside-San Bernardino-Ontario, CA	48	13,852	13,730	0.9%	3,050	2,870	6.3%	10,802	10,860	(0.5)%	78.0%	79.1%	(1.1)%
Houston-The Woodlands-Sugar Land, TX	35	7,924	7,882	0.5%	2,415	2,603	(7.2)%	5,509	5,279	4.4%	69.5%	67.0%	2.5%
Atlanta-Sandy Springs-Alpharetta, GA	29	6,298	6,150	2.4%	1,546	1,222	26.5%	4,752	4,928	(3.6)%	75.5%	80.1%	(4.6)%
Dallas-Fort Worth-Arlington, TX	24	4,451	4,528	(1.7)%	1,387	1,375	0.9%	3,064	3,153	(2.8)%	68.8%	69.6%	(0.8)%
Phoenix-Mesa-Chandler, AZ	24	5,862	6,139	(4.5)%	1,418	1,401	1.2%	4,444	4,738	(6.2)%	75.8%	77.2%	(1.4)%
McAllen-Edinburg-Mission, TX	21	4,816	4,643	3.7%	1,222	1,171	4.4%	3,594	3,472	3.5%	74.6%	74.8%	(0.2)%
Oklahoma City, OK	20	3,385	3,204	5.6%	828	812	2.0%	2,557	2,392	6.9%	75.5%	74.7%	0.8%
Brownsville-Harlingen, TX	16	2,956	2,822	4.7%	746	738	1.1%	2,210	2,084	6.0%	74.8%	73.8%	1.0%
Los Angeles-Long Beach-Anaheim, CA	14	6,168	6,208	(0.6)%	1,468	1,401	4.8%	4,700	4,807	(2.2)%	76.2%	77.4%	(1.2)%
San Antonio-New Braunfels, TX	14	2,670	2,853	(6.4)%	926	901	2.8%	1,744	1,952	(10.7)%	65.3%	68.4%	(3.1)%
North Port-Sarasota-Bradenton, FL	14	4,476	4,665	(4.1)%	1,257	1,143	10.0%	3,219	3,522	(8.6)%	71.9%	75.5%	(3.6)%
San Juan-Bayamón-Caguas, PR	14	9,096	8,609	5.7%	1,698	1,641	3.5%	7,398	6,968	6.2%	81.3%	80.9%	0.4%
Colorado Springs, CO	13	2,085	2,088	(0.1)%	569	565	0.7%	1,516	1,523	(0.5)%	72.7%	72.9%	(0.2)%
Tulsa, OK	13	2,118	2,022	4.7%	523	501	4.4%	1,595	1,521	4.9%	75.3%	75.2%	0.1%
New Orleans-Metairie, LA	12	2,170	2,300	(5.7)%	603	620	(2.7)%	1,567	1,680	(6.7)%	72.2%	73.0%	(0.8)%
Austin-Round Rock-Georgetown, TX	12	3,458	3,496	(1.1)%	914	902	1.3%	2,544	2,594	(1.9)%	73.6%	74.2%	(0.6)%
Las Vegas-Henderson-Paradise, NV	12	2,779	2,939	(5.4)%	749	681	10.0%	2,030	2,258	(10.1)%	73.0%	76.8%	(3.8)%
Wichita, KS	12	1,753	1,723	1.7%	553	482	14.7%	1,200	1,241	(3.3)%	68.5%	72.0%	(3.5)%
Shreveport-Bossier City, LA	11	1,532	1,464	4.6%	458	404	13.4%	1,074	1,060	1.3%	70.1%	72.4%	(2.3)%
Other MSAs	316	68,629	68,913	(0.4)%	19,011	18,048	5.3%	49,618	50,865	(2.5)%	72.3%	73.8%	(1.5)%
Total/Weighted Average	724	$166,905	$166,832	—%	$43,932	$41,902	4.8%	$122,973	$124,930	(1.6)%	73.7%	74.9%	(1.2)%

2022 Same Store Pool(2)	565	$128,698	$129,112	(0.3)%	$32,913	$31,041	6.0%	$95,785	$98,071	(2.3)%	74.4%	76.0%	(1.6)%

2021 Same Store Pool(3)	491	$112,936	$113,259	(0.3)%	$28,539	$26,911	6.0%	$84,397	$86,348	(2.3)%	74.7%	76.2%	(1.5)%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2022.
(3) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2021.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Three Months Ended December 31, 2023 compared to Three Months Ended December 31, 2022
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		4Q 2023	4Q 2022	Growth	4Q 2023	4Q 2022	Growth	4Q 2023	4Q 2022	Growth
Portland-Vancouver-Hillsboro, OR-WA	19,742	2,399,485	84.4%	87.9%	(3.5)%	85.7%	88.1%	(2.4)%	$19.70	$19.43	1.4%
Riverside-San Bernardino-Ontario, CA	26,475	3,613,859	86.3%	91.5%	(5.2)%	87.7%	92.1%	(4.4)%	16.71	16.07	4.0%
Houston-The Woodlands-Sugar Land, TX	16,518	2,603,337	88.1%	92.0%	(3.9)%	89.6%	92.6%	(3.0)%	12.97	12.39	4.7%
Atlanta-Sandy Springs-Alpharetta, GA	14,008	1,942,400	81.6%	88.3%	(6.7)%	83.5%	90.4%	(6.9)%	15.02	13.85	8.4%
Dallas-Fort Worth-Arlington, TX	10,841	1,387,005	85.4%	89.3%	(3.9)%	86.1%	90.1%	(4.0)%	14.37	14.13	1.7%
Phoenix-Mesa-Chandler, AZ	13,947	1,556,967	85.1%	88.9%	(3.8)%	86.0%	89.7%	(3.7)%	16.94	17.10	(0.9)%
McAllen-Edinburg-Mission, TX	9,666	1,444,717	90.2%	94.1%	(3.9)%	91.1%	94.2%	(3.1)%	13.97	13.32	4.9%
Oklahoma City, OK	9,188	1,328,477	86.8%	92.4%	(5.6)%	88.2%	93.4%	(5.2)%	11.08	10.11	9.6%
Brownsville-Harlingen, TX	6,389	914,571	90.8%	92.6%	(1.8)%	91.5%	93.3%	(1.8)%	13.54	12.81	5.7%
Los Angeles-Long Beach-Anaheim, CA	9,756	1,063,469	86.7%	91.9%	(5.2)%	87.7%	92.3%	(4.6)%	25.39	24.32	4.4%
San Antonio-New Braunfels, TX	5,771	761,520	83.0%	89.6%	(6.6)%	84.7%	89.8%	(5.1)%	15.99	15.89	0.6%
North Port-Sarasota-Bradenton, FL	8,863	888,873	84.8%	90.5%	(5.7)%	85.4%	91.2%	(5.8)%	22.75	22.47	1.2%
San Juan-Bayamón-Caguas, PR	12,409	1,342,568	92.7%	94.4%	(1.7)%	93.0%	95.2%	(2.2)%	28.24	26.10	8.2%
Colorado Springs, CO	5,434	675,342	83.5%	87.3%	(3.8)%	85.9%	89.1%	(3.2)%	13.84	13.59	1.8%
Tulsa, OK	6,112	815,005	85.3%	91.0%	(5.7)%	87.0%	91.4%	(4.4)%	11.40	10.55	8.1%
New Orleans-Metairie, LA	6,044	678,864	82.1%	89.0%	(6.9)%	83.2%	90.4%	(7.2)%	14.87	14.59	1.9%
Austin-Round Rock-Georgetown, TX	6,835	901,759	85.6%	89.9%	(4.3)%	86.8%	91.5%	(4.7)%	17.23	16.76	2.8%
Las Vegas-Henderson-Paradise, NV	6,612	818,065	87.2%	87.5%	(0.3)%	88.4%	90.0%	(1.6)%	14.70	15.38	(4.4)%
Wichita, KS	4,199	587,952	87.6%	91.3%	(3.7)%	88.6%	91.4%	(2.8)%	12.78	12.20	4.8%
Shreveport-Bossier City, LA	4,564	606,061	87.9%	91.9%	(4.0)%	90.1%	92.4%	(2.3)%	10.68	10.20	4.7%
Other MSAs	154,744	19,653,589	85.5%	89.3%	(3.8)%	86.7%	90.5%	(3.8)%	15.57	15.06	3.4%
Total/Weighted Average	358,117	45,983,885	86.0%	90.1%	(4.1)%	87.2%	91.0%	(3.8)%	$16.05	$15.49	3.6%

2022 Same Store Pool(2)	274,146	34,924,031	86.0%	90.6%	(4.6)%	87.3%	91.6%	(4.3)%	$16.29	$15.73	3.6%

2021 Same Store Pool(3)	240,757	30,318,933	85.9%	90.6%	(4.7)%	87.2%	91.5%	(4.3)%	$16.48	$15.90	3.6%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2022.
(3) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2021.

Supplemental Schedule 6

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2023 compared to Year Ended December 31, 2022

		Total Revenue			Property Operating Expenses			Net Operating Income			Net Operating Income Margin
MSA(1)	Stores	YTD 2023	YTD 2022	Growth	YTD 2023	YTD 2022	Growth	YTD 2023	YTD 2022	Growth	YTD 2023	YTD 2022	Growth
Portland-Vancouver-Hillsboro, OR-WA	50	$42,121	$41,404	1.7%	$10,244	$9,680	5.8%	$31,877	$31,724	0.5%	75.7%	76.6%	(0.9)%
Riverside-San Bernardino-Ontario, CA	48	55,574	53,757	3.4%	11,842	11,335	4.5%	43,732	42,422	3.1%	78.7%	78.9%	(0.2)%
Houston-The Woodlands-Sugar Land, TX	35	31,676	30,907	2.5%	10,115	10,497	(3.6)%	21,561	20,410	5.6%	68.1%	66.0%	2.1%
Atlanta-Sandy Springs-Alpharetta, GA	29	25,155	24,147	4.2%	6,254	5,672	10.3%	18,901	18,475	2.3%	75.1%	76.5%	(1.4)%
Dallas-Fort Worth-Arlington, TX	24	17,937	17,782	0.9%	6,290	5,868	7.2%	11,647	11,914	(2.2)%	64.9%	67.0%	(2.1)%
Phoenix-Mesa-Chandler, AZ	24	23,892	24,267	(1.5)%	5,818	5,651	3.0%	18,074	18,616	(2.9)%	75.6%	76.7%	(1.1)%
McAllen-Edinburg-Mission, TX	21	19,393	18,009	7.7%	5,207	4,584	13.6%	14,186	13,425	5.7%	73.2%	74.5%	(1.3)%
Oklahoma City, OK	20	13,343	12,479	6.9%	3,464	3,411	1.6%	9,879	9,068	8.9%	74.0%	72.7%	1.3%
Brownsville-Harlingen, TX	16	11,826	10,922	8.3%	3,214	2,844	13.0%	8,612	8,078	6.6%	72.8%	74.0%	(1.2)%
Los Angeles-Long Beach-Anaheim, CA	14	24,910	24,228	2.8%	5,776	5,520	4.6%	19,134	18,708	2.3%	76.8%	77.2%	(0.4)%
San Antonio-New Braunfels, TX	14	11,045	11,288	(2.2)%	3,881	4,014	(3.3)%	7,164	7,274	(1.5)%	64.9%	64.4%	0.5%
North Port-Sarasota-Bradenton, FL	14	18,257	17,903	2.0%	5,050	4,417	14.3%	13,207	13,486	(2.1)%	72.3%	75.3%	(3.0)%
San Juan-Bayamón-Caguas, PR	14	35,473	33,284	6.6%	6,723	6,587	2.1%	28,750	26,697	7.7%	81.0%	80.2%	0.8%
Colorado Springs, CO	13	8,413	8,368	0.5%	2,422	2,069	17.1%	5,991	6,299	(4.9)%	71.2%	75.3%	(4.1)%
Tulsa, OK	13	8,373	7,987	4.8%	2,155	2,028	6.3%	6,218	5,959	4.3%	74.3%	74.6%	(0.3)%
New Orleans-Metairie, LA	12	8,836	9,124	(3.2)%	2,513	2,397	4.8%	6,323	6,727	(6.0)%	71.6%	73.7%	(2.1)%
Austin-Round Rock-Georgetown, TX	12	13,823	13,456	2.7%	4,146	4,307	(3.7)%	9,677	9,149	5.8%	70.0%	68.0%	2.0%
Las Vegas-Henderson-Paradise, NV	12	11,198	11,646	(3.8)%	2,910	2,689	8.2%	8,288	8,957	(7.5)%	74.0%	76.9%	(2.9)%
Wichita, KS	12	6,977	6,851	1.8%	2,273	2,057	10.5%	4,704	4,794	(1.9)%	67.4%	70.0%	(2.6)%
Shreveport-Bossier City, LA	11	6,072	5,777	5.1%	1,855	1,738	6.7%	4,217	4,039	4.4%	69.4%	69.9%	(0.5)%
Other MSAs	316	276,233	270,943	2.0%	75,854	72,622	4.5%	200,379	198,321	1.0%	72.5%	73.2%	(0.7)%
Total/Weighted Average	724	$670,527	$654,529	2.4%	$178,006	$169,987	4.7%	$492,521	$484,542	1.6%	73.5%	74.0%	(0.5)%

2022 Same Store Pool(2)	565	$517,770	$507,569	2.0%	$133,924	$127,056	5.4%	$383,846	$380,513	0.9%	74.1%	75.0%	(0.9)%

2021 Same Store Pool(3)	491	$454,224	$445,484	2.0%	$115,611	$109,444	5.6%	$338,613	$336,040	0.8%	74.5%	75.4%	(0.9)%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2022.
(3) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2021.

Supplemental Schedule 6 (continued)

Same Store Performance Summary By MSA(1)
(dollars in thousands, except per square foot data) (unaudited)

Year Ended December 31, 2023 compared to Year Ended December 31, 2022
		Rentable Square Feet	Occupancy at Period End			Average Occupancy			Average Annualized Rental Revenue per Occupied Square Foot
MSA(1)	Units		YTD 2023	YTD 2022	Growth	YTD 2023	YTD 2022	Growth	YTD 2023	YTD 2022	Growth
Portland-Vancouver-Hillsboro, OR-WA	19,742	2,399,485	84.4%	87.9%	(3.5)%	88.0%	89.9%	(1.9)%	$19.38	$18.87	2.7%
Riverside-San Bernardino-Ontario, CA	26,475	3,613,859	86.3%	91.5%	(5.2)%	90.3%	94.6%	(4.3)%	16.39	15.35	6.8%
Houston-The Woodlands-Sugar Land, TX	16,518	2,603,337	88.1%	92.0%	(3.9)%	91.4%	93.5%	(2.1)%	12.67	12.16	4.2%
Atlanta-Sandy Springs-Alpharetta, GA	14,008	1,942,400	81.6%	88.3%	(6.7)%	86.6%	94.1%	(7.5)%	14.51	13.02	11.4%
Dallas-Fort Worth-Arlington, TX	10,841	1,387,005	85.4%	89.3%	(3.9)%	88.1%	92.2%	(4.1)%	14.19	13.54	4.8%
Phoenix-Mesa-Chandler, AZ	13,947	1,556,967	85.1%	88.9%	(3.8)%	87.5%	92.2%	(4.7)%	16.97	16.42	3.3%
McAllen-Edinburg-Mission, TX	9,666	1,444,717	90.2%	94.1%	(3.9)%	92.4%	96.1%	(3.7)%	13.97	12.61	10.8%
Oklahoma City, OK	9,188	1,328,477	86.8%	92.4%	(5.6)%	91.3%	95.7%	(4.4)%	10.59	9.59	10.4%
Brownsville-Harlingen, TX	6,389	914,571	90.8%	92.6%	(1.8)%	92.7%	95.8%	(3.1)%	13.43	12.10	11.0%
Los Angeles-Long Beach-Anaheim, CA	9,756	1,063,469	86.7%	91.9%	(5.2)%	90.2%	94.1%	(3.9)%	24.94	23.21	7.5%
San Antonio-New Braunfels, TX	5,771	761,520	83.0%	89.6%	(6.6)%	87.5%	92.1%	(4.6)%	15.86	15.23	4.1%
North Port-Sarasota-Bradenton, FL	8,863	888,873	84.8%	90.5%	(5.7)%	87.2%	92.9%	(5.7)%	22.74	21.12	7.7%
San Juan-Bayamón-Caguas, PR	12,409	1,342,568	92.7%	94.4%	(1.7)%	93.5%	95.1%	(1.6)%	27.40	25.30	8.3%
Colorado Springs, CO	5,434	675,342	83.5%	87.3%	(3.8)%	88.6%	91.4%	(2.8)%	13.56	13.27	2.2%
Tulsa, OK	6,112	815,005	85.3%	91.0%	(5.7)%	89.6%	93.2%	(3.6)%	10.97	10.22	7.3%
New Orleans-Metairie, LA	6,044	678,864	82.1%	89.0%	(6.9)%	85.3%	92.9%	(7.6)%	14.79	14.07	5.1%
Austin-Round Rock-Georgetown, TX	6,835	901,759	85.6%	89.9%	(4.3)%	88.2%	92.4%	(4.2)%	16.98	15.95	6.5%
Las Vegas-Henderson-Paradise, NV	6,612	818,065	87.2%	87.5%	(0.3)%	87.5%	92.8%	(5.3)%	14.98	14.79	1.3%
Wichita, KS	4,199	587,952	87.6%	91.3%	(3.7)%	91.0%	93.2%	(2.2)%	12.38	11.87	4.3%
Shreveport-Bossier City, LA	4,564	606,061	87.9%	91.9%	(4.0)%	91.8%	94.4%	(2.6)%	10.43	9.83	6.1%
Other MSAs	154,744	19,653,589	85.5%	89.3%	(3.8)%	88.4%	92.6%	(4.2)%	15.37	14.54	5.7%
Total/Weighted Average	358,117	45,983,885	86.0%	90.1%	(4.1)%	89.1%	93.1%	(4.0)%	$15.80	$14.89	6.1%

2022 Same Store Pool(2)	274,146	34,924,031	86.0%	90.6%	(4.6)%	89.4%	93.8%	(4.4)%	$16.02	$15.07	6.3%

2021 Same Store Pool(3)	240,757	30,318,933	85.9%	90.6%	(4.7)%	89.3%	93.8%	(4.5)%	$16.20	$15.24	6.3%

(1) MSA (Metropolitan Statistical Area) as defined by the United States Census Bureau.
(2) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2022.
(3) Represents the subset of properties included in the 2023 same store pool that were in NSA's same store pool reported in 2021.

Supplemental Schedule 7

Same Store Operating Data (724 Stores) - Trailing Five Quarters
(dollars in thousands, except per square foot data) (unaudited)

	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	YTD 2023	YTD 2022
Revenue
Rental revenue	$160,961	$163,662	$162,067	$160,203	$161,768	$646,893	$633,708
Other property-related revenue	5,944	6,171	6,022	5,497	5,064	23,634	20,821
Total revenue	166,905	169,833	168,089	165,700	166,832	670,527	654,529
Property operating expenses
Store payroll and related costs	11,386	11,488	11,332	11,868	11,895	46,074	47,282
Property tax expense	11,946	12,371	12,801	12,503	11,391	49,621	48,296
Utilities expense	4,398	5,336	4,128	4,603	4,260	18,465	17,541
Repairs & maintenance expense	3,340	3,690	3,361	3,547	3,332	13,938	13,884
Marketing expense	3,761	4,141	3,631	3,091	2,826	14,624	11,086
Insurance expense	2,442	2,327	2,227	1,500	1,532	8,496	6,107
Other property operating expenses	6,659	6,898	6,421	6,810	6,666	26,788	25,791
Total property operating expenses	43,932	46,251	43,901	43,922	41,902	178,006	169,987
Net operating income	$122,973	$123,582	$124,188	$121,778	$124,930	$492,521	$484,542

Net operating income margin	73.7%	72.8%	73.9%	73.5%	74.9%	73.5%	74.0%

Occupancy at period end	86.0%	88.6%	90.1%	89.9%	90.1%	86.0%	90.1%

Average occupancy	87.2%	89.5%	90.1%	89.9%	91.0%	89.1%	93.1%

Average annualized rental revenue per occupied square foot	$16.05	$15.90	$15.66	$15.53	$15.49	$15.80	$14.89

Supplemental Schedule 8

Reconciliation of Same Store Data and Net Operating Income to Net Income
(dollars in thousands) (unaudited)

	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2022	YTD 2023	YTD 2022
Rental revenue
Same store portfolio	$160,961	$163,662	$162,067	$160,203	$161,768	$646,893	$633,708
Non-same store portfolio	37,732	38,171	37,244	33,926	34,217	147,073	115,106
Total rental revenue	198,693	201,833	199,311	194,129	195,985	793,966	748,814
Other property-related revenue
Same store portfolio	5,944	6,171	6,022	5,497	5,064	23,634	20,821
Non-same store portfolio	1,558	1,593	1,591	1,310	1,160	6,052	4,310
Total other property-related revenue	7,502	7,764	7,613	6,807	6,224	29,686	25,131
Property operating expenses
Same store portfolio	43,932	46,251	43,901	43,922	41,902	178,006	169,987
Non-same store portfolio	12,896	12,330	13,193	12,561	11,520	50,980	41,338
Prior period comparability adjustment(1)	—	—	—	—	(75)	—	(300)
Total property operating expenses	56,828	58,581	57,094	56,483	53,347	228,986	211,025

Net operating income	149,367	151,016	149,830	144,453	148,862	594,666	562,920
Management fees and other revenue	9,217	9,550	8,587	7,057	6,513	34,411	27,624
General and administrative expenses	(14,956)	(15,100)	(14,404)	(14,821)	(15,345)	(59,281)	(59,311)
Depreciation and amortization	(53,988)	(55,842)	(56,705)	(55,458)	(57,564)	(221,993)	(233,158)
Other	(2,577)	(4,138)	(3,220)	(1,173)	(1,186)	(11,108)	(8,537)
Interest expense	(45,441)	(43,065)	(39,693)	(37,948)	(34,633)	(166,147)	(110,599)
Loss on early extinguishment of debt	—	—	—	(758)	—	(758)	—
Equity in earnings of unconsolidated real estate ventures	2,084	1,930	1,861	1,678	2,155	7,553	7,745
Acquisition costs	(235)	(341)	(239)	(844)	(368)	(1,659)	(2,745)
Non-operating (expense) income	(590)	(24)	196	(598)	(352)	(1,016)	(951)
Gain on sale of self storage properties	63,910	—	—	—	3,332	63,910	5,466
Income tax benefit (expense)	1,265	(922)	(737)	(1,196)	(1,037)	(1,590)	(4,689)
Net Income	$108,056	$43,064	$45,476	$40,392	$50,377	$236,988	$183,765

(1) Certain payroll and related costs associated with the Move It portfolio were not reflected as property-level expenses in 2022 under the management of the Move It PRO. Such costs are reflected in property operating expenses in 2023 under NSA's management. For purposes of comparable same store reporting, NSA has included the specific 2022 expense amounts for the same store portfolio in the relevant periods. This line item is presented in order to reconcile total property operating expenses to previously reported figures.

Supplemental Schedule 9

Selected Financial Information
(dollars in thousands, except per square foot data) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Average Annualized Rental Revenue Per Occupied Square Foot

Same store	$16.05	$15.49	$15.80	$14.89
Total consolidated portfolio (includes properties classified as held for sale)	15.49	15.46	15.24	14.83

Average Occupancy

Same store	87.2%	91.0%	89.1%	93.1%
Total consolidated portfolio (includes properties classified as held for sale)	86.4%	89.8%	88.0%	91.9%

Total Consolidated Portfolio Capital Expenditures

Recurring capital expenditures	$5,659	$2,943	$16,957	$11,794
Value enhancing capital expenditures	520	1,474	6,364	11,732
Acquisitions capital expenditures	1,577	4,864	9,649	19,215
Total consolidated portfolio capital expenditures	$7,756	$9,281	$32,970	$42,741

Property Operating Expenses Detail

Store payroll and related costs	$14,547	$14,712	$58,519	$57,197
Property tax expense	16,126	15,394	66,315	62,995
Utilities expense	5,593	5,355	23,440	21,548
Repairs & maintenance expense	4,350	4,170	17,911	17,116
Marketing expense	4,901	3,582	18,995	13,874
Insurance expense	3,051	1,916	10,633	7,357
Other property operating expenses	8,260	8,218	33,173	30,938
Property operating expenses on the Company's statements of operations	$56,828	$53,347	$228,986	$211,025

General and Administrative Expenses Detail

Supervisory and administrative expenses	$5,148	$5,871	$21,237	$22,619
Equity-based compensation expense	1,651	1,588	6,679	6,258
Other general and administrative expenses	8,157	7,886	31,365	30,434
General and administrative expenses on the Company's statements of operations	$14,956	$15,345	$59,281	$59,311

Glossary

This Earnings Release and Supplemental Financial Information includes certain financial and operating measures used by NSA management that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP. NSA's definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other real estate companies and, accordingly, may not be comparable. These non-GAAP financial and operating measures should not be considered an alternative to GAAP net income or any other GAAP measurement of performance and should not be considered an alternative measure of liquidity.

AVERAGE ANNUALIZED RENTAL REVENUE PER OCCUPIED SQUARE FOOT: Average annualized rental revenue per occupied square foot is computed by dividing annualized rental revenue (including fees and net of any discounts and uncollectible customer amounts) by average occupied square feet.
AVERAGE OCCUPANCY: Average occupancy is calculated based on the average of the month-end occupancy immediately preceding the period presented and the month-end occupancies included in the respective period presented.
CAPITAL EXPENDITURES DEFINITIONS
ACQUISITIONS CAPITAL EXPENDITURES: Acquisitions capital expenditures represents the portion of capital expenditures capitalized during the current period that were identified and underwritten prior to a property's acquisition.
RECURRING CAPITAL EXPENDITURES: Recurring capital expenditures represents the portion of capital expenditures that are deemed to replace the consumed portion of acquired capital assets and extend their useful lives.
VALUE ENHANCING CAPITAL EXPENDITURES: Value enhancing capital expenditures represents the portion of capital expenditures that are made to enhance the revenue and value of an asset from its original purchase condition.
EBITDA: NSA defines EBITDA as net income (loss), as determined under GAAP, plus interest expense, loss on early extinguishment of debt, income taxes, depreciation and amortization expense and the Company's share of unconsolidated real estate venture depreciation and amortization. NSA defines ADJUSTED EBITDA as EBITDA plus acquisition costs, equity-based compensation expense, losses on sale of properties, impairment of long-lived assets and casualty-related expenses, losses and recoveries, minus gains on sale of properties and debt forgiveness, and after adjustments for unconsolidated partnerships and joint ventures. These further adjustments eliminate the impact of items that the Company does not consider indicative of its core operating performance. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. NSA's presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.
NSA presents EBITDA and Adjusted EBITDA because the Company believes they assist investors and analysts in comparing the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. EBITDA and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•EBITDA and Adjusted EBITDA do not reflect the Company's cash expenditures, or future requirements, for capital expenditures, contractual commitments or working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•Adjusted EBITDA excludes equity-based compensation expense, which is and will remain a key element of the Company's overall long-term incentive compensation package, although the Company excludes it as an expense when evaluating its ongoing operating performance for a particular period;

•EBITDA and Adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; and
•other companies in NSA's industry may calculate EBITDA and Adjusted EBITDA differently than NSA does, limiting their usefulness as comparative measures.
NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). EBITDA and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
FUNDS FROM OPERATIONS: Funds from operations, or FFO, is a widely used performance measure for real estate companies and is provided here as a supplemental measure of the Company's operating performance. The December 2018 Nareit Funds From Operations White Paper - 2018 Restatement, which the Company refers to as the White Paper, defines FFO as net income (as determined under GAAP), excluding: real estate depreciation and amortization, gains and losses from the sale of certain real estate assets, gains and losses from change in control, mark-to-market changes in value recognized on equity securities, impairment write-downs of certain real estate assets and impairment of investments in entities when it is directly attributable to decreases in the value of depreciable real estate held by the entity and after items to record unconsolidated partnerships and joint ventures on the same basis. Distributions declared on subordinated performance units and DownREIT subordinated performance units represent NSA's allocation of FFO to noncontrolling interests held by subordinated performance unitholders and DownREIT subordinated performance unitholders. For purposes of calculating FFO attributable to common shareholders, OP unitholders, and LTIP unitholders, NSA excludes distributions declared on subordinated performance units, DownREIT subordinated performance units, preferred shares and preferred units. NSA defines CORE FFO as FFO, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its core operating performance. These further adjustments consist of acquisition costs, gains on debt forgiveness, gains (losses) on early extinguishment of debt, casualty-related expenses, losses and related recoveries, and after adjustments for unconsolidated partnerships and joint ventures.
Management uses FFO and Core FFO as key performance indicators in evaluating the operations of NSA's properties. Given the nature of NSA's business as a real estate owner and operator, the Company considers FFO and Core FFO as key supplemental measures of its operating performance that are not specifically defined by GAAP. NSA believes that FFO and Core FFO are useful to management and investors as a starting point in measuring the Company's operational performance because FFO and Core FFO exclude various items included in net income (loss) that do not relate to or are not indicative of the Company's operating performance such as gains (or losses) from sales of self storage properties and depreciation, which can make periodic and peer analyses of operating performance more difficult. NSA's computation of FFO and Core FFO may not be comparable to FFO reported by other REITs or real estate companies.
FFO and Core FFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues, operating income and net income (loss). FFO and Core FFO do not represent cash generated from operating activities determined in accordance with GAAP and are not a measure of liquidity or an indicator of NSA's ability to make cash distributions. NSA believes that to further understand the Company's performance, FFO and Core FFO should be compared with the Company's reported net income (loss) and considered in addition to cash flows computed in accordance with GAAP, as presented in the Company's consolidated financial statements.
NET DEBT TO ANNUALIZED CURRENT QUARTER ADJUSTED EBITDA: NSA calculates net debt to Adjusted EBITDA as total debt (inclusive of $3.6 million of fair value of debt adjustments and $14.1 million of debt issuance costs) less cash and cash equivalents, divided by annualized current quarter Adjusted EBITDA.
NET OPERATING INCOME:  Net operating income, or NOI, represents rental revenue plus other property-related revenue less property operating expenses. NOI is not a measure of performance calculated in accordance with GAAP.
NSA believes NOI is useful to investors in evaluating the Company's operating performance because:
•NOI is one of the primary measures used by NSA's management and the Company's PROs to evaluate the economic productivity of the Company's properties, including the Company's ability to lease its properties, increase pricing and occupancy and control the Company's property operating expenses;

•NOI is widely used in the real estate industry and the self storage industry to measure the performance and value of real estate assets without regard to various items included in net income that do not relate to or are not indicative of operating performance, such as depreciation and amortization, which can vary depending upon accounting methods, the book value of assets, and the impact of NSA's capital structure; and
•NSA believes NOI helps the Company's investors to meaningfully compare the results of its operating performance from period to period by removing the impact of the Company's capital structure (primarily interest expense on the Company's outstanding indebtedness) and depreciation of the cost basis of NSA's assets from its operating results.
There are material limitations to using a non-GAAP measure such as NOI, including the difficulty associated with comparing results among more than one company and the inability to analyze certain significant items, including depreciation and interest expense, that directly affect the Company's net income (loss). NSA compensates for these limitations by considering the economic effect of the excluded expense items independently as well as in connection with the Company's analysis of net income (loss). NOI should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as total revenues and net income (loss).
NON-SAME STORE PORTFOLIO: Non-same store portfolio comprises those properties that do not meet the Same Store portfolio property definition.
OPERATING PARTNERSHIP UNITS:  Operating partnership units, or OP Units, are Class A common units of limited partner interest in the Company's operating partnership which are economically equivalent to NSA's common shares. NSA also owns certain of the Company's self storage properties through other consolidated limited partnership subsidiaries of the Company's operating partnership, which the Company refers to as "DownREIT partnerships." The DownREIT partnerships issue certain units of limited partner or limited liability company interest that are intended to be economically equivalent to the Company's OP units, which the Company defines as DOWNREIT OPERATING PARTNERSHIP UNIT EQUIVALENTS, or DownREIT OP units.
PROs: Participating regional operators, or "PROs", are NSA's experienced regional self storage operators with local operational focus and expertise. As of December 31, 2023, the Company had eight PROs: Optivest Properties, Guardian Storage Centers, Storage Solutions, Hide-Away, Personal Mini, Southern Self Storage, Moove In Self Storage and Blue Sky Self Storage. Effective January 1, 2023, following the voluntary retirement of Move It Self Storage as a PRO, the management of Move It's branded properties was transferred to NSA.
RENTABLE SQUARE FEET: Rentable square feet includes all enclosed self storage units but excludes commercial, residential, and covered parking space.
SAME STORE PORTFOLIO: NSA's same store portfolio is defined as those properties owned and operated on a stabilized basis since the first day of the earliest year presented. The Company considers a property to be stabilized once it has achieved an occupancy rate that is representative of similar properties in the applicable market. NSA excludes any properties sold, expected to be sold or subject to significant changes such as expansions or casualty events which cause the portfolio's year-over-year operating results to no longer be comparable.
SUBORDINATED PERFORMANCE UNITS:  Subordinated performance units, or SP Units, are Class B common units of limited partner interest in the Company's operating partnership. SP units, which are linked to the performance of specific contributed portfolios, are intended to incentivize the Company's PROs to drive operating performance and support the sustainability of the operating cash flow generated by the contributed self storage properties that the PROs continue to manage on NSA's behalf. Because subordinated performance unit holders receive distributions only after portfolio-specific minimum performance thresholds are satisfied, the Company believes SP units play a key role in aligning the interests of the Company's PROs with NSA and the Company's shareholders. The DownREIT partnerships also issue units of limited partner interest that are intended to be economically equivalent to the Company's SP units, which the Company defines as DOWNREIT SUBORDINATED PERFORMANCE UNIT EQUIVALENTS, or DownREIT SP units.

Equity Research Coverage

Baird	BMO Capital Markets	BofA Securities
Wes Golladay	Juan Sanabria	Jeff Spector
216.737.7510	312.845.4704	646.855.1363

Citi Investment Research	Deutsche Bank	Evercore ISI
Eric Wolfe	Omotayo Okusanya	Samir Khanal / Steve Sakwa
212.816.2640	212.250.9284	212.888.3796 / 212.446.9462

Green Street	Jefferies LLC	KeyBanc Capital Markets
Spenser Allaway	Jonathan Petersen	Todd Thomas
949.640.8780	212.284.1705	917.368.2286

Morgan Stanley	Stifel	Truist Securities
Ronald Kamdem	Stephen Manaker / Kevin Stein	Ki Bin Kim
212.296.8319	212.271.3716 / 212.271.3718	212.303.4124

UBS	Wells Fargo	Wolfe Research
Michael Goldsmith	Eric Luebchow	Keegan Carl
212.713.2951	312.630.2386	212.713.2951